CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason Global Asset Management Trust – Legg Mason Capital Management Disciplined Equity Research Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2011 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Global Asset Management	Legg Mason Partners Global Asset Management
Trust – Legg Mason Capital Management	Trust – Legg Mason Capital Management
Disciplined Equity Research Fund	Disciplined Equity Research Fund

/s/ R. Jay Gerken	/s/ Richard F. Sennett
R. Jay Gerken	Richard F. Sennett
Date: December 27, 2011	Date: December 27, 2011

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.